SCHEDULE 14A
                                 (Rule 14a-101)
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                      [ ]  Confidential, For Use of the Commission
                                                           Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting  Material Under Rule 14a-12


                     INDEPENDENT COMMUNITY BANKSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)      Title of each class of securities to which transaction applies:
                ................................................................
       (2)      Aggregate number of securities to which transaction applies:
                ................................................................
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ................................................................
       (4)      Proposed maximum aggregate value of transaction:
                ................................................................
       (5)      Total fee paid:
                ................................................................

[ ]    Fee paid previously with preliminary materials:
       ........................................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)      Amount previously paid:
                ................................................................
       (2)      Form, Schedule or Registration Statement No.:
                ................................................................
       (3)      Filing Party:
                ................................................................
       (4)      Date Filed:
                ................................................................

                     INDEPENDENT COMMUNITY BANKSHARES, INC.

Dear Shareholder:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Independent Community Bankshares, Inc. to be held on Wednesday, April 19, 2000 at 10:00 a.m. at the Middleburg Community Center, 300 West Washington Street, Middleburg, Virginia.

         Please note the change in location for the Annual Meeting. Plan to attend the Annual Meeting as we would like to show you the growth and vision for your Company.

          At the Annual Meeting, you will be asked to elect 13 directors for terms of one year each. You will also vote to amend the Company's 1997 Stock Option Plan and to ratify the appointment of independent auditors for the Company for 2000. Enclosed with this letter is a formal notice of the Annual Meeting, a Proxy Statement and a form of proxy.

         Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

         We hope you will participate in the Annual Meeting, either in person or by proxy.

                                            Sincerely,

                                            /s/ Joseph L. Boling

                                            Joseph L. Boling
                                            Chairman and Chief Executive Officer

Middleburg, Virginia
March 20, 2000

                     INDEPENDENT COMMUNITY BANKSHARES, INC.
                           111 West Washington Street
                           Middleburg, Virginia 20117

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               -------------------

         The Annual Meeting of Shareholders (the "Annual Meeting") of Independent Community Bankshares, Inc. (the "Company") will be held on Wednesday, April 19, 2000 at 10:00 a.m. at the Middleburg Community Center, 300 West Washington Street, Middleburg, Virginia, for the following purposes:

         1. To elect 13 directors to serve for terms of one year each expiring at the 2001 annual meeting of shareholders;

         2.       To approve an  amendment  to the  Company's  1997 Stock Option
                  Plan;

         3. To ratify the appointment of the firm of Yount, Hyde & Barbour, P.C. as independent auditors for the Company for the fiscal year ending December 31, 2000; and

         4. To act upon such other matters as may properly come before the Annual Meeting.

         Only holders of shares of Common Stock of record at the close of business on March 1, 2000, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.

                              By Order of the Board of Directors

                              /s/ Alice P. Frazier

                              Alice P. Frazier
                              Senior Vice President and Chief Financial Officer

March 20, 2000

                     INDEPENDENT COMMUNITY BANKSHARES, INC.
                           111 West Washington Street
                           Middleburg, Virginia 20117

                                 PROXY STATEMENT

         This Proxy Statement is furnished to holders of the common stock, par value $5.00 per share ("Common Stock"), of Independent Community Bankshares, Inc. (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, April 19, 2000 at 10:00 a.m. at the Middleburg Community Center, 300 West Washington Street, Middleburg, Virginia, and any duly reconvened meeting after adjournment thereof.

         Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date, or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about March 20, 2000 to all shareholders entitled to vote at the Annual Meeting.

         The cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mails, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock.

         On March 1, 2000, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 1,778,994 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

         A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, "Abstentions") with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item.

         A broker who holds shares in "street name" has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters put to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a "broker nonvote." Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted for purposes of determining the existence of a quorum, and also will not be counted as not voting in favor of the particular matter.

         The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Thirteen  directors  will  be  elected  at  the  Annual  Meeting.   The
individuals listed below are nominated by the Board of Directors for election at the Annual Meeting.

         The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the 13 nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

         Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

         The following biographical information discloses each nominee's age, business experience in the past five years and the year each individual was first elected to the Board of Directors or its predecessor:

                Nominees for Election Whose Terms Expire in 2001

Howard M. Armfield, 57, has been a director since 1984.
         Mr. Armfield is Executive Vice President and owner of Armfield, Harrison & Thomas, Inc., an independent insurance agency in Leesburg, Virginia.

Joseph L. Boling, 55, has been a director since 1993.
         Mr. Boling has been the Chairman, President and Chief Executive Officer of the Company and The Middleburg Bank (the "Bank"), a subsidiary of the Company, since April 1997. From February 1993 to April 1997, he was President and Chief Executive Officer of the Company and the Bank. Prior to employment by the Company and the Bank, he was a Senior Vice President of Crestar Bank in Richmond, Virginia.

Childs Frick Burden, 49, has been a director since 1997.
         Mr. Burden is a partner with Secor Group, an investment firm in Washington, D.C.

J. Lynn Cornwell, Jr., 75, has been a director since 1984.
         Mr. Cornwell is President and owner of J. Lynn Cornwell, Inc., a real estate development company in Loudoun County.

William F. Curtis, 71, has been a director since 1962.
         Mr. Curtis is currently retired. Until February 1993, he had served as President and Chief Executive Officer of the Bank for 25 years.

F. E. Deacon, III, 44, has been a director since 1997.
         Mr. Deacon is President and Chief Executive Officer of The Tredegar Trust Company ("Tredegar"), a trust company headquartered in Richmond, Virginia and a subsidiary of the Company.

Robert C. Gilkison, 64, has been a director since 1999.
         Mr. Gilkison is President of Gilkison Patterson Investment Advisors, Inc. ("GPIA"), an investment advisory firm based in Alexandria, Virginia.

C. Oliver Iselin, III, 70, has been a director since 1975.
         Mr. Iselin is owner and operator of the Wolver Hill Farm.

Thomas W. Nalls, 58, has been a director since 1997.
         Mr. Nalls is a partner with Hazel & Thomas, P.C., a law firm in Leesburg, Virginia.

John C. Palmer, 64, has been a director since 1974.
         Mr. Palmer retired as Senior Vice President of the Bank in 1995 after 27 years of service.

John Sherman, 59, has been a director since 1997.
         Mr. Sherman is owner and operator of The Ashby Inn in Paris, Virginia.

Millicent W. West, 78, has been a director since 1975.
         Ms. West has served in many volunteer positions in the Garden Club of America and Garden Club of Virginia.

Edward T. Wright, 63, has been a director since 1972.
         Mr. Wright retired as Senior Vice President of the Bank in 1998 after 42 years of service.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES SET FORTH ABOVE.

Executive Officers Who Are Not Directors

         Alice P. Frazier (Age 35) has served as Senior Vice President and Chief Financial Officer since April 1993.

         Arch A. Moore (Age 48) has served as Senior Vice President and Senior Lender since February 1995.

         William E. Doyle (Age 47) has served as Senior Vice President, Mortgage and Retail Services, since November 1997. From 1996 to 1997, he was a private consultant in the banking industry and, from 1982 to 1996, he was a Senior Vice President with Crestar Bank.

Security Ownership of Management

         The following table sets forth, as of March 6, 2000, certain information with respect to beneficial ownership of shares of Common Stock by each of the members of the Board of Directors, by each of the executive officers named in the "Summary Compensation Table" below and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

                                 Amount and Nature of
Name                             Beneficial Ownership     Percent of Class (%)
----                             --------------------     --------------------

Howard M. Armfield                      17,004                       *
Joseph L. Boling (1)                    33,420                    1.85
Childs Frick Burden                      7,760                       *
J. Lynn Cornwell, Jr.                    4,144                       *
William F. Curtis (2)                  113,906                    6.40
F. E. Deacon, III (1)                   17,261                       *
William E. Doyle, Jr. (1)                4,178                       *
Robert C. Gilkison                       1,000                       *
C. Oliver Iselin, III                   45,733                    2.57
Arch A. Moore, III (1)                  12,623                       *
Thomas W. Nalls                            850                       *
John C. Palmer                          22,486                    1.26
John Sherman                               708                       *
Millicent W. West                      258,771                   14.55
Edward T. Wright (1)                    58,420                    3.28

Directors and executive officers
   as a group (16 persons) (1)         598,264                   32.39

------------------
* Percentage of ownership is less than one percent of the outstanding shares of Common Stock.

(1) Amounts disclosed include shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of March 6, 2000, including stock options granted subject to shareholder approval. See "Proposal Two - Approval of an Amendment to the 1997 Stock Option Plan."

(2) Amount disclosed include shares of Common Stock beneficially owned by a trust of which Mr. Curtis serves as trustee.

Security Ownership of Certain Beneficial Owners

         The following table sets forth, as of March 6, 2000, certain information with respect to the beneficial ownership of shares of Common Stock by each person who owns, to the Company's knowledge, more than five percent of the outstanding shares of Common Stock.

Name and Address            Number of Shares           Percent of Class (%)
----------------            ----------------           --------------------

Millicent W. West                258,771                       14.55
   P.O. Box 236
   Upperville, Virginia

William F. Curtis (1)            113,906                        6.40
   3618 Zulla Road
   The Plains, Virginia

------------------
(1) Amount disclosed include shares of Common Stock beneficially owned by a trust of which Mr. Curtis serves as trustee.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 1999, all filing requirements applicable to its officers and directors were complied with, except that Robert
C. Gilkison inadvertently filed late a report on Form 3 disclosing his beneficial ownership at the time that he became a director of the Company.

The Board of Directors and its Committees

         There were 12 meetings of the Board of Directors in 1999. Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and meetings of committees of which the director was a member in 1999.

         The Company's Executive Committee, which acts for the Board of Directors when the Board is not in session, consists of Mrs. West and Messrs. Armfield, Boling, Cornwell, Nalls and William S. Leach. The Executive Committee met seven times during the year ended December 31, 1999.

         The Examining and Compliance Committee, which consists of Mrs. West and Messrs. Armfield, Burden, Sherman and Iselin, acts as the Company's audit committee. The Examining and Compliance Committee is responsible for examining the affairs of the Bank at least annually, reporting the results of examinations and recommending changes in the manner of doing business. The Examining and Compliance Committee held three meetings during the year ended December 31, 1999.

         The Company's Nominating Committee consists of Mrs. West and Messrs. Boling, Curtis and Iselin and nominates the individuals proposed for election as directors. Shareholders entitled to vote for the election of directors may nominate candidates for consideration by the Nominating Committee under procedures that the Company has established. See "Proposals for 2001 Annual Meeting of Shareholders." The Nominating Committee met one time during the year ended December 31, 1999.

         The Company does not have a standing compensation committee.

Director Compensation

         As compensation for their services to the Company, each member of the Board of Directors receives a fee of $400 for each meeting of the Board and $300 for each committee meeting attended. Board members who are also officers do not receive any additional compensation above their regular salary for attending committee meetings. In 1999, directors received $126,100 in the aggregate as compensation for their services as directors.

Executive Compensation

         The following table shows, for the fiscal years ended December 31, 1999, 1998 and 1997, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the named executive officers in all capacities in which they served:

                           Summary Compensation Table

                                                   Annual Compensation                       Long Term Compensation

                                                                                       Securities
          Name and                                                 Other Annual        Underlying          All Other
     Principal Position        Year   Salary ($)    Bonus ($)    Compensation ($)     Options (#)     Compensation ($) (1)
     ------------------        ----   ----------    ---------    ----------------     -----------     --------------------

Joseph L. Boling               1999      213,990      35,000             *                10,075               --
Chairman, President and        1998      191,407      30,000             *                10,000               --
   Chief Executive Officer     1997      186,980      20,000             *                20,000               --

F. E. Deacon, III (2)          1999      148,720       2,974             *                 4,075               --
President and Chief            1998      143,000         -0-             *                 5,000               --
   Executive Officer of        1997       52,333       3,900             *                10,000               --
   Tredegar

William E. Doyle, Jr. (3)      1999      142,020       9,941             *                 4,075               --
Senior Vice President          1998      135,000       9,450         13,964(4)             4,000               --
                               1997       14,250       5,000             *                    --               --

Arch A. Moore, III             1999      117,497       8,224             *                 4,075               --
Senior Vice President          1998      109,647       7,675             *                 4,000               --
                               1997      101,375       7,096             *                10,000               --

------------------

* All benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.
(1) Amounts presented represent gross value of payments made by the Bank year pursuant to split-dollar life insurance agreements between the Company and the named executive officers.
(2) The Company acquired Tredegar on August 1, 1997, and the amounts presented for 1997 reflect the amounts earned by Mr. Deacon from August 1, 1997 to December 31, 1997.
(3)  Mr. Doyle joined the Company on November 21, 1997.
(4) Amount presented includes $6,000 paid by the Bank for Mr. Doyle's initiation fees for the Loudoun Golf and Country Club and $7,964 paid by the Bank associated with moving expenses.

Stock Options

         The following table sets forth for the year ended December 31, 1999, the grants of stock options to the named executive officers:

                        Option Grants In Last Fiscal Year

                                                     Percent of Total
                            Number of Securities    Options Granted to
                             Underlying Options    Employees in Fiscal      Exercise or Base
Name                          Granted (#) (1)          Year (%) (2)         Price ($/Share)     Expiration Date
----                          ---------------          ------------         ---------------     ---------------

Joseph L. Boling                   10,000                   26.4                  24.75         December 16, 2009
                                       75                    *                    24.50         October 1, 2009

F. E. Deacon, III                   4,000                   10.6                  24.75         December 16, 2009
                                       75                    *                    24.50         October 1, 2009

William E. Doyle, Jr.               4,000                   10.6                  24.75         December 16, 2009
                                       75                    *                    24.50         October 1, 2009

Arch A. Moore, III                  4,000                   10.6                  24.75         December 16, 2009
                                       75                    *                    24.50         October 1, 2009

------------------
* Percentage is less than one percent.

(1) Stock options were awarded at or above the fair market value of the shares of Common Stock at the date of award. Amounts disclosed include shares of Common Stock issuable upon the exercise of stock options granted subject to shareholder approval. See "Proposal Two - Approval of an Amendment to the 1997 Stock Option Plan."
(2) Options to purchase 37,825 shares of Common Stock were granted to employees during the year ended December 31, 1999.

         No stock options were exercised by the named executive officers during 1999. The following table sets forth the amount and value of stock options held by the named executive officers as of December 31, 1999.

                          Fiscal Year End Option Values

                                       Number of
                                Securities Underlying                  Value of Unexercised
                                Unexercised Options at                 In-the-Money Options
                                Fiscal Year End (#)(1)               at Fiscal Year End ($)(2)
                                ----------------------               -------------------------
Name                        Exercisable       Unexercisable       Exercisable      Unexercisable
----                        -----------       -------------       -----------      -------------

Joseph L. Boling                26,535             13,540            126,420            18,580

F. E. Deacon, III               13,011              6,064             63,210             9,290

William E. Doyle, Jr.            3,603              4,472              1,176               824

Arch A. Moore, III              12,423              5,652             62,916             9,084

(1) Amounts disclosed include shares of Common Stock issuable upon the exercise of stock options granted subject to shareholder approval. See "Proposal Two
     - Approval of an Amendment to the 1997 Stock Option Plan."
(2) The value of in-the-money options at fiscal year end was calculated by determining the difference the closing price of a share of Common Stock as reported on the OTC Bulletin Board on December 31, 1999 and the exercise price of the options.

Employment Agreements

         Effective as of January 1, 1998, the Company and Joseph L. Boling entered into an employment contract that provides for Mr. Boling's service as Chairman, President and Chief Executive Officer of both the Company and the Bank. Mr. Boling's employment contract is for five years at an initial base annual salary of $191,408, and he is eligible for base salary increases and bonuses as determined by the Executive Committee of the Board of Directors. Mr. Boling's employment may be terminated by the Company with or without cause. If he resigns for "good reason" or is terminated without "cause" (as those terms are defined in the employment agreement), however, he is entitled to salary and certain benefits for the greater of the remainder of his contract or three years. Mr. Boling's contract also contains a covenant not to compete if his employment terminates for any reason other than a change in control of the Company.

         A deferred compensation plan has been adopted for the Chairman and Chief Executive Officer. Benefits are to be paid in monthly installments for 15 years following retirement or death. The agreement provides that, if employment is terminated for reasons other than death or disability prior to age 65, the amount of benefits would be reduced. The deferred compensation expense for 1999, 1998 and 1997, based on the present value of the retirement benefits, was $16,936, $15,698 and $16,627, respectively. The plan is unfunded. However, life insurance has been acquired on the life of the employee in an amount sufficient to discharge the obligation.

         Effective as of March 27, 1997, Tredegar and F. E. Deacon, III, who serves as President and Chief Executive Officer of Tredegar, entered into an employment agreement that will expire on August 1, 2000. Mr. Deacon's current base annual salary is $156,156, and he is eligible for base salary increases and bonuses as determined by the Board of Directors. He will also be entitled to a bonus, up to a maximum of $27,000 in any year, if Tredegar's cumulative net earnings equal or exceed certain levels as described in the agreement. This employment agreement does not provide for any additional compensation in the event of a change in control of the Company and does prohibit Mr. Deacon from competing with Tredegar for a period of one year following a termination of his employment by Tredegar for any reason.

Transactions with Management

         Robert C. Gilkison, a director of the Company, is President of GPIA and the owner of 49.5% of its capital stock. On August 9, 1999, the Company purchased 100 shares of the capital stock of GPIA, which represents one percent of the issued and outstanding capital stock of GPIA. In connection with this purchase, the Company also purchased the option to acquire GPIA on or after July 1, 2001. The Company paid $1.2 million for the option to acquire GPIA. If the option to acquire GPIA is exercised, the Company will purchase all of the remaining issued and outstanding shares of GPIA's capital stock for an additional $4.8 million in cash and shares of the Common Stock.

         Some of the directors and officers of the Company are at present, as in the past, customers of the Company, and the Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features. The balance of loans to directors, executive officers and their associates totaled $3,233,000 at December 31, 1999, or 14.0% of the Company's equity capital at that date.

         There were no transactions during 1999 between the Company's directors or officers and the Company's retirement or profit sharing plans, nor are there any proposed transactions. Additionally, there are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof, is a party that would be material and adverse to the Company.

                                  PROPOSAL TWO

                            APPROVAL OF AN AMENDMENT
                          TO THE 1997 STOCK OPTION PLAN

General

         On November 12, 1997, the Board of Directors of the Company approved the 1997 Stock Option Plan (the "Stock Option Plan"), which was submitted to and approved by the Company's shareholders on April 22, 1998. The Stock Option Plan is intended to provide a means for selected key employees of the Company to increase their personal financial interest in the Company, thereby stimulating the efforts of these employees and strengthening their desire to remain with the Company. References to the "Company" in this section will include any subsidiary corporation. The principal features of the Stock Option Plan, as amended, are summarized below.

         The Stock Option Plan permits the award of Incentive Stock Options ("ISOs") and Non-Qualified Stock Options ("NQSOs") to eligible officers and key employees of the Company and its subsidiaries upon such terms as the Board of Directors may determine, consistent with the terms of the Stock Option Plan.

Amendment to the Stock Option Plan

         The Stock Option Plan initially authorized the issuance of up to 45,000 shares of Common Stock to assist the Company in recruiting and retaining key management personnel. On November 24, 1997, the Company effected a two-for-one stock split and, as provided therein, the Stock Option Plan currently authorizes the issuance of up to 90,000 shares of Common Stock.

         On July 21, 1999, the Board of Directors resolved that the Stock Option Plan be amended to increase the number of shares of Common Stock currently reserved for issuance by 100,000, subject to shareholder approval. As a result, the Stock Option Plan, as so amended, reserves 190,000 shares of Common Stock for issuance. As of March 6, 2000, the market value of the 190,000 shares that are issuable under the Stock Option Plan, as amended, was $4,370,000. Except for increasing the number of shares issuable, the Stock Option Plan has not been amended.

         Options to purchase 121,825 shares have been granted, and 68,175 shares remain available for grants and awards under the Stock Option Plan. The grants of all options to purchase shares of Common Stock not included in the 90,000 shares of Common Stock initially reserved for issuance under the Stock Option Plan were made by the Company subject to the approval by the shareholders of the increase in the number of shares of Common Stock reserved for issuance under the Stock Option Plan.

         The following table sets forth information relating to all grants of stock options under the Stock Option Plan to (i) the named executive officers,
(ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all employees, including all current officers who are not executive officers, as a group.


                                    Number of Securities                             Value of Unexercised
                                     Underlying Options      Exercise or Base      In-the-Money Options at
                                        Granted (1)           Price ($/Share)        March 6, 2000 ($) (2)
                                        -----------           ---------------        ---------------------
Joseph L. Boling                           40,075              17.00 - 24.75               120,000

F. E. Deacon, III                          19,075              17.00 - 24.75                60,000

William E. Doyle, Jr.                       8,075              17.00 - 24.75                60,000

Arch A. Moore, III                         18,075              17.00 - 24.75                60,000

Executive Group                           103,375              17.00 - 24.75               360,000

Non-Executive Director Group(3)                --                    --                         --

Non-Executive Officer Employee Group       18,450              17.00 - 27.00                12,000

------------------
(1) Stock options were awarded at the average of the bid and ask price of a share of Common Stock as reported on the OTC Bulletin Board at the date of award. Amounts disclosed include shares of Common Stock issuable upon the exercise of stock options granted subject to shareholder approval.
(2) The value of in-the-money options was calculated by determining the difference between the closing price of a share of Common Stock as reported on the OTC Bulletin Board on March 6, 2000 and the exercise price of the options.
(3) The Stock Option Plan does not permit the grants of options to directors who are not also employees of the Company.

         The Company intends to continue to grant options to purchase shares of Common Stock under the Stock Option Plan to directors, eligible officers and key employees. No determination has been made as to which of the persons eligible to participate in the Stock Option Plan will receive awards under the Stock Option Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of participants are not presently determinable.

Administration

         The Stock Option Plan is administered by the Board of Directors. The Board of Directors has the sole discretion, subject to certain limitations, to interpret the Stock Option Plan; to select Stock Option Plan participants; to determine the type, size, terms and conditions of awards under the Stock Option Plan; to authorize the grant of such awards; and to adopt, amend and rescind rules relating to the Stock Option Plan. All determinations of the Board of Directors are conclusive. All expenses of administering the Stock Option Plan will be borne by the Company.

Eligibility

         Any officer or employee of the Company or its subsidiaries who, in the judgment of the Board of Directors, has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a subsidiary is eligible to participate in the Stock Option Plan. Directors of the Company who are employees may also participate in the Stock Option Plan.

Individual Agreements

         The Board of Directors has broad authority to fix the terms and conditions of the individual agreements with participants. All awards granted under the Stock Option Plan are intended to comply with the applicable requirements of Rule 16b-3 promulgated under the Exchange Act, which exempts, grants and awards under qualifying employee benefit plans from certain "short-swing" profit recovery provisions of the Exchange Act.

Shares Available

         Subject to the provisions of the Stock Option Plan providing for proportional adjustments in the event of various changes in the capitalization of the Company, no more than 190,000 shares of authorized but unissued Common Stock may be issued pursuant to the Stock Option Plan. Any shares of Common Stock subject to an Incentive Stock Option or Non-Qualified Stock Option that are not issued prior to the expiration of such awards will again be available for award under the Stock Option Plan.

Incentive Stock Options and Non-Qualified Stock Options ("Options")

         The Board of Directors may authorize the grant of either ISOs, as defined under Section 422 of the Internal Revenue Code of 1986, as amended, or NQSOs, which are subject to certain terms and conditions including the following: (1) the option price per share will be determined by the Board of Directors, but for ISOs will not, in any event, be less than 100 percent of the fair market value of Common Stock on the date that the Option is granted; (2) the term of the Option will be fixed by the Board of Directors, but the maximum period in which an ISO may be exercised shall not, in any event, exceed ten years from the date that the ISO is granted; (3) Options will not be transferable other than by will or the laws of descent and distribution; (4) the purchase price of Common Stock issued upon exercise of an Option will be paid in full to the Company at the time of the exercise of the Option in cash, or at the discretion of the Board of Directors, by surrender to the Company of previously acquired shares of

Common Stock, which will be valued at the fair market value of such shares on the date preceding the date that the Option is exercised; (5) an Option may expire upon termination of employment or within a specified period of time after termination of employment as provided by the Board of Directors; (6) the aggregate fair market value (determined on the date of grant) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year shall not exceed $100,000; and (7) the Board of Directors may elect to cash out all or part of the portion of any Option to be exercised by a participant by payment in cash or Common Stock of an amount determined in accordance with the Stock Option Plan.

Change of Control

         At the discretion of the Board of Directors, in the event of a Change in Control, any outstanding Option may become fully exercisable and vested to the full extent of the original grant. Under the Stock Option Plan, a "Change of Control" shall be deemed to have taken place if (i) a third person, excluding certain directors of the Company, but including a "group" as defined in Section 13(d)(3) of the Exchange Act becomes the beneficial owner of shares of Common Stock having 20% or more of the total number of votes that may be cast for the election of directors of the Company, or (ii) as the result of, or in connection with, any cash or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

Amendment or Termination

         The Board of Directors may amend or terminate the Stock Option Plan; however, no amendment may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares that may be issued pursuant to Options, (ii) materially increases the benefits to participants under the Stock Option Plan, or (iii) materially changes the requirements as to eligibility for participation in the Stock Option Plan. No amendment shall, without a participant's consent, adversely affect any rights of such participant under any Option outstanding at the time that such amendment is made. No amendment shall be made if it would disqualify the Stock Option Plan from the exemption provided by Rule 16b-3.

Duration of Plan

         No Option may be granted under the Stock Option Plan after November 12, 2007. Options granted before November 12, 2007, shall remain valid in accordance with their terms.

Tax Status

         Under current federal income tax laws, the principal federal tax consequences to participants and to the Company of the grant and exercise of ISOs and NQSOs, pursuant to the provisions of the Stock Option Plan, are summarized below.

         Incentive Stock Options. An employee will generally not recognize income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date that the Option was granted until three months before the date of exercise; however, the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee. If the employee holds the Common Stock received upon exercise of the Option for one year after exercise (and for two years from the date of grant of the Option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO.

         In contrast, if an employee exercises an ISO but does not satisfy the holding period requirements with respect to the Common Stock acquired on exercise, the employee generally will recognize ordinary income in the year of the disposition equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the option price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the Common Stock on the date of disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on disposition and the option price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the premature disposition.

         Non-Qualified Stock Options. NQSOs granted under the Stock Option Plan are not taxable to a participant at grant but result in taxation at exercise, at which time the individual will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the Common Stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year that the participant recognizes this income.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE AMENDMENT TO THE 1997 STOCK OPTION PLAN. AN AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

                                 PROPOSAL THREE

                         RATIFICATION OF THE APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed, subject to shareholder approval, the firm of Yount, Hyde & Barbour, P.C. as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2000. Yount, Hyde & Barbour, P.C. has audited the financial statements of the Company and the Bank for over 25 years. A majority of the votes cast by holders of the Common Stock is required for the ratification of the appointment of the independent public accountants.

         Representatives of Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                PROPOSALS FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

         Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2001 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company's principal executive offices at 111 West Washington Street, Middleburg, Virginia 20117, no later than November 20, 2000, in order for the proposal to be considered for inclusion in the Company's Proxy Statement for that meeting. The Company presently anticipates holding the 2001 annual meeting of shareholders on April 18, 2001.

         The Company's Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. For a shareholder to nominate a candidate for director at the 2001 annual meeting of shareholders, notice of nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2001 annual meeting. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2001 annual meeting of shareholders, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the 2001 annual meeting. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Secretary of the Company. Based upon an anticipated date of April 18, 2001 for the 2001 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than February 17, 2001 and no earlier than January 18, 2001.

                                  OTHER MATTERS

         THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR 1999 FILED WITH THE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO ALICE P. FRAZIER, SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, WHOSE ADDRESS IS P.O. BOX 5, MIDDLEBURG, VIRGINIA 20118.


      PLEASE MARK VOTES                                    REVOCABLE PROXY
|X|   AS IN THIS EXAMPLE                        INDEPENDENT COMMUNITY BANKSHARES, INC.
                                                                                                               With-    For All
Proxy Solicited on Behalf of the Board of Directors                                                   For      hold      Except

         The  undersigned   hereby  appoints  Arch A.        1.  To elect as directors the 13          _         _         _
Moore,   III  and  Alice  P.  Frazier,   jointly  and            persons listed as nominees below.    |_|       |_|       |_|
severally, proxies, with full power to act alone, and
with full power of  substitution,  to  represent  the          Howard M. Armfield     F.E. Deacon, III       John C. Palmer
undersigned and to vote, as designated below and upon          Joseph L. Boling       Robert C. Gilkison     John Sherman
any  and all  other  matters  that  may  properly  be          Childs Frick Burden    C. Oliver Iselin, III  Millicent W. West
brought  before  such  meeting,  all shares of Common          J. Lynn Cornwell, Jr.  Thomas W. Nalls        Edward T. Wright
Stock that the undersigned  would be entitled to vote          William F. Curtis
at the Annual Meeting of  Shareholders of Independent
Community  Bankshares,  Inc., a Virginia  corporation          INSTRUCTION:  To  withhold  authority  to  vote  for  any  individual
(the  "Corporation"), to be  held  at the  Middleburg          nominee, mark "For All Except" and  write that nominee's  name in the
Community   Center,   300  West  Washington   Street,          space provided below.
Middleburg,  Virginia,  on Wednesday, April 19, 2000,
at  10:00  a.m., local  time, or at  any adjournments          _____________________________________________________________________
thereof,  for the  following purposes:
                                                                                                           For     Against   Abstain
                                                                                                            _         _         _
                                                               2.  To approve an amendment to the          |_|       |_|       |_|
                                                                   Corporation's 1997 Stock Incentive
                                                                   Plan.
                                                                                                            _         _         _
                                                               3.  To ratify the appointment of Yount,     |_|       |_|       |_|
                                                                   Hyde, & Barbour, P.C. as
                                                                   independent auditors for the
                                                                   Corporation for the fiscal year
                                                                   ending December 31, 2000.

                                                               4.  In their  discretion,  the  proxies  are  authorized to vote upon any other  business  that  may  properly come before the meeting, or any adjournment thereof.

                                                                   THIS PROXY, WHEN PROPERLY  EXECUTED,  WILL BE VOTED IN THE MANNER
                                                               DIRECTED HEREIN BY THE  SHAREHOLDER.  IF NO DIRECTION IS GIVEN,  THIS
                                  -------------------------    PROXY  WILL BE VOTED FOR ALL NOMINEES  LISTED IN ITEM 1 AND FOR ITEMS
 Please be sure to sign and date  | Date                  |    2 AND 3.
   this Proxy in the box below    |                       |
 ----------------------------------------------------------        If signing as  Attorney,  Executor,  Administrator,  Guardian  or
 |                                                        |    Trustee, please add your title as such.
 |                                                        |
 |-Stockholder sign above---Co-holder (if any) sign above-|

  ^ Detach above card, sign, date and mail in postage paid envelope provided. ^

                     INDEPENDENT COMMUNITY BANKSHARES, INC.

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